                                                                   EXHIBIT 99.1


NEWS FOR IMMEDIATE RELEASE


For more information contact:  Mark Rapoport
                               Landacorp
                               404-531-9956
                               mrapoport@landacorp.com


           LANDACORP REPORTS FIRST QUARTER 2003 RESULTS; POSTS SECOND
                        CONSECUTIVE PROFITABLE QUARTER

ATLANTA, GA. (MAY 7, 2003)--Landacorp, Inc. (Nasdaq:LCOR), a leading provider of technology-driven population health management solutions to health plans and provider organizations, today reported results for the first quarter ended March 31, 2003.

Total revenues for the first quarter of 2003 increased 36% to $6.0 million from revenues of $4.4 million in the corresponding period of 2002. The Company reported net income for the quarter of $0.5 million, or $0.03 per share (basic) and $0.03 per share (diluted), compared to a net loss of $2.5 million, or $0.16 per share for the corresponding period of 2002.

Included in the first quarter of 2003, is revenue of approximately $0.5 million related to achieving certain performance criteria from an ongoing contract.

LANDACORP, INC.

Landacorp, Inc. is The Population Health Management Company(sm). Our technology-driven solutions for health plans and healthcare delivery organizations include integrated predictive and interventional care management programs and services, and comprehensive Internet- and Windows(R)-based medical management software that improve health outcomes while helping manage and prevent costs. Selected as one of the top eleven disease management vendors in the Summer 2002 DSM Service Report issued by the Health Industries Research Companies (HIRC), Landacorp is among the largest providers of disease-specific intervention programs and services in the United States. Landacorp products and services are implemented at more than 160 client sites. Landacorp corporate headquarters and sales and marketing offices are located in Atlanta, GA, with additional operations located in Raleigh, NC and Chico, CA.


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This press release contains forward-looking statements for purposes of the
Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include statements regarding our products and anticipated growth in the markets for our products. Such forward looking statements are based on our management's current judgment and actual results may differ materially from those projected in such forward-looking statements due to various known and unknown risks and uncertainties, including the risk that new and recent contracts will not result in increased business and revenues as quickly as currently anticipated, or at all, and the risk that the markets for our products will not develop and improve as currently anticipated. For further information regarding these and the other risks related to Landacorp's business, investors should consult Landacorp's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2002. Landacorp disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Browse the Landacorp website at http://www.landacorp.com.

The Company's condensed statement of operations and condensed balance sheet are as follows:

                                LANDACORP, INC.
                       Condensed Statement of Operations:
                                  (Unaudited)
                     (in thousands, except per share data)


                                                                  THREE MONTHS ENDED
                                                                        MAR 31,
                                                              -----------------------------
                                                                2003                  2002
                                                              --------             --------

Revenue                                                       $  5,957             $  4,373

Cost of revenue                                                  2,002                2,557
                                                              --------             --------
Gross profit                                                     3,955                1,816
                                                              --------             --------

Operating expenses:
Sales and marketing                                                869                1,209
Research and development                                         1,102                1,186
General and administrative                                       1,334                1,649
Amortization of intangible assets                                  134                  318
                                                              --------             --------
Total operating expenses                                         3,439                4,362
                                                              --------             --------

Net Income (loss) from operations                                  516               (2,546)

Interest and other income                                           26                   52
Interest expense                                                    (5)                  (7)
                                                              --------             --------
Net income (loss)                                             $    537             $ (2,501)
                                                              ========             ========

Net income (loss) per share - basic                           $   0.03             $  (0.16)
                                                              ========             ========
Net income (loss) per share - diluted                         $   0.03             $  (0.16)
                                                              ========             ========

Weighted average common shares outstanding - basic              15,520               15,378
                                                              ========             ========

Weighted average common and common equivalent
  shares outstanding - diluted                                  16,306               15,378
                                                              ========             ========

                                LANDACORP, INC.
                     Condensed Consolidated Balance Sheets
                       (in thousands, except share data)


                                                                        MAR 31,              DEC 31,
                                                                         2003                 2002
                                                                       --------             --------
                                ASSETS                                (unaudited)

Current Assets:
     Cash and cash equivalents                                         $  9,281             $ 10,008
     Accounts receivable and costs and estimated earnings
        in excess of billings on uncompleted contracts, net               3,407                3,797

     Other current assets                                                   813                  761
                                                                       --------             --------

         Total current assets                                            13,501               14,566

     Property and equipment, net                                          1,570                1,365
     Goodwill                                                             7,749                7,749
     Intangible assets, net                                               1,382                1,516
     Other long-term assets                                                 115                  123
                                                                       --------             --------

                                                                       $ 24,317             $ 25,319
                                                                       ========             ========
                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                                  $  1,097             $    730
     Accrued expenses                                                     2,150                3,525
     Restructuring Accrual                                                  180                  208
     Deferred revenue and billings in excess of costs and
        estimated earnings on uncompleted contracts, net                  6,169                7,122
     Current portion of capital lease obligations                            78                   78
     Current portion of notes payable                                        92                   --
                                                                       --------             --------

         Total current liabilities                                        9,766               11,663

Capital lease obligations, net of current portion                           154                  181
Notes payable, net of current portion                                       276                   --
                                                                       --------             --------
         Total liabilities                                               10,196               11,844
                                                                       --------             --------

Stockholders' equity:
     Common stock, $0.001 par value, 50,000,000 shares
       authorized; 15,965,000 and 15,679,000 shares issued
       and outstanding, respectively                                         16                   16
     Additional paid-in capital                                          58,507               58,412
     Notes receivable from officers                                        (165)                (163)
     Unearned stock-based compensation                                      (20)                 (36)
     Accumulated deficit                                                (44,217)             (44,754)
                                                                       --------             --------
          Total stockholders' equity                                     14,121               13,475
                                                                       --------             --------
                                                                       $ 24,317             $ 25,319
                                                                       ========             ========


             Landacorp is a registered trademark of Landacorp, Inc.
 The Population Health Management Company is a service mark of Landacorp, Inc.
          Windows is a registered trademark of Microsoft Corporation


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